UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : October 1, 2004

ECHOSTAR COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA		88-0336997
(State or other jurisdiction of	0-26176	(IRS Employer
incorporation)	(Commission File Number)	Identification No.)

9601 S. MERIDIAN BLVD.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 723-1100
(Registrant’s telephone number, including area code)

ECHOSTAR DBS CORPORATION

(Exact name of registrant as specified in its charter)

COLORADO		84-1328967
(State or other jurisdiction of	333-31929	(IRS Employer
incorporation)	(Commission File Number)	Identification No.)

9601 S. MERIDIAN BLVD.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 723-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Indenture
Registration Rights Agreement
Press Release

Item 1.01 Entry into a Material Definitive Agreement.

     On October 1, 2004, EchoStar DBS Corporation (the “Company”), an indirect wholly-owned subsidiary of EchoStar Communications Corporation (“EchoStar”), entered into an Indenture, between the Company, the guarantors named on the signature pages thereto and U.S. Bank National Association, as trustee, relating to the Company’s issuance of $1,000,000,000 aggregate principal amount of its 6 5/8% Senior Notes due 2014 (the “Notes”). A copy of the Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference. For a description of the material terms of the Indenture and the Notes, see the information set forth below under Item 2.03, which is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On October 1, 2004, the Company sold $1,000,000,000 principal amount of Notes pursuant to the Indenture. The Notes were sold in a private placement to (1) “qualified institutional buyers” in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and (2) outside the United States to persons who are not “U.S. persons” (as defined in Rule 902 of Regulation S under the Securities Act) in compliance with Regulation S under the Securities Act.

     The Notes bear interest at a rate of 6 5/8% per annum and mature on October 1, 2014. Interest on the Notes will be payable semi-annually on April 1 and October 1 of each year, starting on April 1, 2005, to the holders of record of such Notes registered at the close of business on the March 15 or September 15, respectively, preceding such interest payment date. The Indenture contains customary covenants that will limit the Company’s ability and, in certain instances, the ability of certain of the Company’s subsidiaries to (i) incur additional debt; (ii) pay dividends or make distributions on the Company’s capital stock or repurchase the Company’s capital stock; (iii) make certain investments; (iv) create liens or enter into sale and leaseback transactions; (v) enter into transactions with affiliates; (vi) merge or consolidate with another company; and (vii) transfer and sell assets.

     The Company, at its option, may at any time and from time to time redeem all or any portion of the Notes on not less than 30 and not more than 60 days’ prior notice mailed to the holders of the Notes to be redeemed. The Notes will be redeemable at a price equal to the principal amount of the Notes being redeemed, plus accrued and unpaid interest to the date of redemption and a “make-whole” premium calculated under the Indenture. The Company, at any time prior to October 1, 2007, may also redeem up to 35% of the aggregate principal amount of the Notes, at a redemption price equal to 106.625% of the principal amount of the Notes being redeemed with the net cash proceeds from certain equity offerings or capital contributions.

     The Indenture provides for customary events of default, including: nonpayment, breach of the covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy, insolvency and reorganization. If any event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, together with interest, if any, accrued thereon.

     Under the terms of a Registration Rights Agreement, the Company has agreed to register notes having substantially identical terms as the Notes with the Securities and Exchange Commission as part of an offer to exchange freely tradable exchange notes for the Notes.

     The description set forth above is qualified in its entirety by the Indenture and the Registration Rights Agreement filed herewith as exhibits.

     A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Item 8.01 Other Events.

     On October 1, 2004, EchoStar confirmed in its Press Release “EchoStar Completes Early Redemption of 10 3/8 Percent Senior Notes”, attached hereto as Exhibit 99.1, that effective October 1, 2004, the Company completed the previously announced optional redemption of all of its outstanding 10 3/8% Senior Notes due 2007.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit 4.1	Indenture, relating to the Notes, dated as of October 1, 2004, between the Company, the guarantors named on the signature pages thereto and U.S. Bank National Association, as trustee.

Exhibit 4.2	Registration Rights Agreement, dated as of October 1, 2004, among the Company, Credit Suisse First Boston LLC, Banc of America Securities LLC and Wachovia Capital Markets, LLC.

Exhibit 99.1	Press Release “EchoStar Completes Early Redemption of 10 3/8 Percent Senior Notes” dated October 1, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR COMMUNICATIONS CORPORATION
ECHOSTAR DBS CORPORATION

Date: October 1, 2004	By:	/s/ David K. Moskowitz

David K. Moskowitz
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit 4.1	Indenture, relating to the Notes, dated as of October 1, 2004, between the Company, the guarantors named on the signature pages thereto and U.S. Bank National Association, as trustee.

Exhibit 4.2	Registration Rights Agreement, dated as of October 1, 2004, among the Company, Credit Suisse First Boston LLC, Banc of America Securities LLC and Wachovia Capital Markets, LLC.

Exhibit 99.1	Press Release “EchoStar Completes Early Redemption of 10 3/8 Percent Senior Notes” dated October 1, 2004.